Exhibit 99.2

23andMe Initiates Voluntary Chapter 11 Process to Maximize Stakeholder Value Through

Court-Supervised Sale Process

Intends to use Proceedings to Conduct a Value-Maximizing Sale Process and Resolve Liabilities

Company Expects to Continue Business Operations in the Ordinary Course During Proceedings; Secures

Commitment for Approximately $35 Million in DIP Financing to Support Ongoing Operations

No Changes to Customer Data Management and Access; Company Remains Committed to Transparency

Around Customer Data Privacy; Any Buyer will be Required to Comply with Applicable Law with Respect to Treatment of Customer Data

Company Announces Board and Leadership Changes to Support Restructuring and Sale Process

SAN FRANCISCO — March 23, 2025—23andMe Holding Co. (“23andMe” or the “Company”) (Nasdaq: ME), a leading human genetics and biotechnology company, today announced that it has initiated voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the Eastern District of Missouri (the “Court”) to facilitate a sale process to maximize the value of its business. The Company intends to continue operating its business in the ordinary course throughout the sale process. There are no changes to the way the Company stores, manages, or protects customer data.

“After a thorough evaluation of strategic alternatives, we have determined that a court-supervised sale process is the best path forward to maximize the value of the business,” said Mark Jensen, Chair and member of the Special Committee of the Board of Directors. “We expect the court-supervised process will advance our efforts to address the operational and financial challenges we face, including further cost reductions and the resolution of legal and leasehold liabilities. We believe in the value of our people and our assets and hope that this process allows our mission of helping people access, understand and benefit from the human genome to live on for the benefit of customers and patients.”

Jensen continued, “We want to thank our employees for their dedication to 23andMe’s mission. We are committed to supporting them as we move through the process. In addition, we are committed to continuing to safeguard customer data and being transparent about the management of user data going forward, and data privacy will be an important consideration in any potential transaction.”

23andMe is seeking authorization from the Court to commence a process to sell substantially all of its assets through a chapter 11 plan or pursuant to Section 363 of the U.S. Bankruptcy Code. If approved by the Court, the Company, with the assistance of an independent investment banker, would actively solicit qualified bids over a 45-day process. If multiple qualified bids are submitted during the Court-supervised sale process, the Company plans to conduct an auction to maximize the value of its assets. Any buyer will be required to comply with applicable law with respect to the treatment of customer data and any transaction will be subject to customary regulatory approvals, including, as applicable, approvals under the Hart-Scott-Rodino Act and the Committee on Foreign Investment in the United States.

The Company has filed customary motions with the Court seeking a variety of “first-day” relief, including the authority to pay employee wages and benefits and compensate certain vendors and suppliers on a go-forward basis. 23andMe has also filed a motion with the Court seeking approval to reject numerous contracts, including the real estate leases in Sunnyvale and San Francisco, to reduce 23andMe’s ongoing operating expenses. The Company expects to receive Court approval for these requests.

In addition, 23andMe intends to use the proceedings to resolve all outstanding legal liabilities stemming from the previously disclosed October 2023 cyber incident.

23andMe has received a commitment for debtor-in-possession (“DIP”) financing of up to $35 million from JMB Capital Partners. Upon Court approval, the additional liquidity from the DIP financing, combined with cash generated from the Company’s ongoing operations, is expected to support the business during these proceedings.

The commencement of the proceedings follows the rejection by the Special Committee of the final non-binding acquisition proposal made by Anne Wojcicki and certain of her affiliates on March 10, 2025. Ms. Wojcicki’s proposal was included in an amended Schedule 13D filing made by Ms. Wojcicki and such affiliates with the Securities and Exchange Commission on March 11, 2025.

Additional information regarding 23andMe’s Chapter 11 filing, proceedings and claims process will be available at https://restructuring.ra.kroll.com/23andMe. Questions about the claims process should be directed to the Company’s claims agent, Kroll, at 23andMeInfo@ra.kroll.com or by calling (888) 367-7556.

Board and Leadership Changes to Support Restructuring and Sale Process

23andMe also announced that Anne Wojcicki is resigning from her role as Chief Executive Officer, effective immediately, by mutual agreement between Ms. Wojcicki and the Special Committee. Ms. Wojcicki will continue to serve as a member of 23andMe’s Board. The Board has appointed Joe Selsavage, Chief Financial and Accounting Officer, to the additional role of Interim Chief Executive Officer and Matt Kvarda, a Managing Director at Alvarez & Marsal, as Chief Restructuring Officer. In addition, Thomas Walper, a former Partner in the Financial Restructuring Practice at Munger, Tolles & Olson LLP, was appointed to 23andMe’s Board and the Special Committee as an independent director. Mr. Jensen has been appointed Chair of the Board.

Advisors

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Morgan, Lewis & Bockius LLP are serving as legal counsel to 23andMe and Alvarez & Marsal North America, LLC as restructuring advisor. Moelis & Company LLC is serving as investment banker and Goodwin Procter LLP is serving as legal advisor to the Special Committee of 23andMe’s Board of Directors. Reevemark and Scale are serving as communications advisors to the Company.

About 23andMe

23andMe is a genetics-led consumer healthcare and biotechnology company empowering a healthier future. For more information, please visit www.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,”

“will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 case (the “Chapter 11 case”), including but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 case, the effects of the Chapter 11 case on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 case and the outcome of the Chapter 11 case in general, the Company’s plans to pursue a structured sale of its assets pursuant to a competitive auction and sale process pursuant to a Chapter 11 plan or under Section 363 of the Bankruptcy Code, the length of time the Company will operate under the Chapter 11 case, risks associated with any third-party motions in the Chapter 11 case, the potential adverse effects of the Chapter 11 case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 case as a going concern, trading price and volatility of the Company’s Class A Common Stock, and the ability of the Company to remain listed on The NASDAQ Capital Market. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Contact Information

investors@23andme.com

press@23andme.com